Exhibit 99.3

Annex B
Directors and Officers of Richemont Entities and Partners of CF Rupert

The name, country of citizenship and current principal occupation or employment of each of the directors and executive officers of the Richemont Entities and the partners of CF Rupert are set forth below. Unless otherwise indicated in the tables below, each occupation set forth opposite an individual’s name refers to a position with a Richemont Entity or CF Rupert (as applicable).

Compagnie Financière Richemont SA (“CF Richemont”)

Name (and business address where not Chemin de la Chênaie 50, 1293 Bellevue, Geneva, Switzerland)	Country of Citizenship	Current Principal Occupation or Employment (and business address and principal business of any corporation or other organization other than a Richemont Entity or CF Rupert)
Johann Rupert	South Africa	Chairman of CF Richemont
Bram Schot	Netherlands	Non-Executive Deputy Chairman of CF Richemont
Nicolas Bos	France	Executive Director of CF Richemont; Business Executive at Richemont International S.A.
Burkhart Grund	Germany/U.S.A.	Executive Director of CF Richemont; Business Executive at Richemont International S.A.
Nikesh Arora	U.S.A.	Non-Executive Director of CF Richemont; Chairman and CEO of Palo Alto Networks, Inc. whose principal business address is at 3000 Tannery Way, Santa Clara, CA 95054, U.S.A.
Fiona Druckenmiller	U.S.A.	Non-Executive Director of CF Richemont
Keyu Jin	China
Non-Executive Director of CF Richemont; Professor of Economics at the London School of Economics and Political Science whose principal business address is at Houghton Street, London WC2A 2AE, United Kingdom

Wendy Luhabe	South Africa	Non-Executive Director of CF Richemont
Josua Malherbe	South Africa	Non-Executive Director of CF Richemont; Director of Pension Insurance Corporation Group Limited whose principal business address is at 22 Ropemaker Street, London EC2Y 9AR, United Kingdom
Jeff Moss	U.S.A.	Non-Executive Director of CF Richemont; President of Def Con Communications, Inc. whose principal business address is at 2606 2nd Avenue, Seattle, WA 98121, U.S.A.
Vesna Nevistic	Switzerland/Croatia	Non-Executive Director of CF Richemont; Business Consultant at VereNovo GmbH whose principal business address is at Schiedhaldensteig 11, 8700 Küsnacht, Zürich, Switzerland
Anton Rupert	South Africa	Non-Executive Director of CF Richemont
Gary Saage	Switzerland	Non-Executive Director of CF Richemont
Patrick Thomas	France	Non-Executive Director of CF Richemont
Jasmine Whitbread	Switzerland/United Kingdom	Non-Executive Director of CF Richemont
Swen Grundmann	Netherlands	Executive Officer of CF Richemont; Business Executive at Richemont International S.A.
Patricia Gandji	Germany	Executive Officer of CF Richemont; Business Executive at Richemont International S.A.
Bérangère Ruchat	Switzerland	Executive Officer of CF Richemont; Business Executive at Richemont International S.A.
Karlheinz Baumann	Germany/Switzerland	Executive Officer of CF Richemont; Business Executive at Richemont International S.A.
Louis Ferla	France	Executive Officer of CF Richemont; Business Executive at Cartier SA whose principal business address is at Rue André-de-Garrini 3, 1217 Meyrin, Geneva, Switzerland
Catherine Rénier	France	Executive Officer of CF Richemont; Business Executive at Van Cleef & Arpels whose principal business address is at Rue du Rhône 19, 1204 Geneva, Geneva, Switzerland
Marie-Aude Stocker	France	Executive Officer of CF Richemont; Business Executive at Richemont International S.A.

Richemont International Holding S.A. (“Richemont International”)

Name (and business address where not 35, boulevard Prince Henri, L-1724 Luxembourg, Grand Duchy of Luxembourg)	Country of Citizenship	Current Principal Occupation or Employment (and business address and principal business of any corporation or other organization other than a Richemont Entity or CF Rupert)
Philip Jürgen Sasse	Germany	Chairman of Richemont International; Business Executive of Richemont International S.A. whose principal business address is at Chemin de la Chênaie 50, 1293 Bellevue, Geneva, Switzerland
Paola Urquizo	Luxembourg	Director of Richemont International
Johannes Adrianus Theodorus Fontaine	Netherlands	Director of Richemont International
Yves Joseph Georges Prussen	Luxembourg	Director of Richemont International; Attorney at Elvinger Hoss Prussen whose principal business address is at 2, place Winston Churchill, L-1340 Luxembourg, Grand Duchy of Luxembourg

Richemont Italia Holding S.p.A. (“Richemont Italia”)

Name (and business address where not Via Benigno Crespi 26, 20159 Milan, Italy)	Country of Citizenship	Current Principal Occupation or Employment (and business address and principal business of any corporation or other organization other than a Richemont Entity or CF Rupert)
Thomas Wolfgang Christian Loest	Germany	Chairman of Richemont Italia; Business Executive of Richemont International S.A. whose principal business address is at Chemin de la Chênaie 50, 1293 Bellevue, Geneva, Switzerland
Axel Denis Meyer	Switzerland	Director of Richemont Italia; Business Executive of Richemont International S.A. whose principal business address is at Chemin de la Chênaie 50, 1293 Bellevue, Geneva, Switzerland
Silvia Ponzoni	Italy	Director of Richemont Italia
Anna Laura Pettoello	Italy	Director of Richemont Italia

Compagnie Financière Rupert (“CF Rupert”)

Name (and business address where not Chemin des Mastellettes 2, 1293 Bellevue, Geneva, Switzerland)	Country of Citizenship	Current Principal Occupation or Employment (and business address and principal business of any corporation or other organization other than a Richemont Entity or CF Rupert)
Johann Rupert	South Africa	General Managing Partner of CF Rupert; Chairman of CF Richemont whose principal business address is at Chemin de la Chênaie 50, 1293 Bellevue, Geneva, Switzerland
Paul Johannes Neethling	South Africa	General Partner of CF Rupert; Non-Executive Director of Remgro Ltd whose principal business address is at Millenia Park, 16 Stellentia Avenue, Stellenbosch, 7600, South Africa
Anton Rupert	South Africa	General Partner of CF Rupert; Non-Executive Director of CF Richemont whose principal business address is at Chemin de la Chênaie 50, 1293 Bellevue, Geneva, Switzerland